SCHEDULE 6(c)

Common Stock Purchase Warrant in the name of Vfinance Investments, Inc. ("Vfinance") granting Vfinance the right to purchase 11,940 fully paid and nonassessable shares of the Company's Common Stock at an exercise price of
$3.05 per share and which grant expires on March 11, 2008.   Subject to
certain conditions outlined in the Warrant, Vfinance has piggy-back registration rights with respect to these shares.

Common Stock Purchase Warrant in the name of Vincent Calicchia ("Mr. Calicchia") granting Mr. Calicchia the right to purchase 10,685 fully paid and nonassessable shares of the Company's Common Stock at an exercise price of
$3.05 per share and which grant expires on March 11, 2008.   Subject to
certain conditions outlined in the Warrant, Mr. Calicchia has piggy-back registration rights with respect to these shares.

Common Stock Purchase Warrant in the name of Jonathan Rich ("Mr. Rich") granting Mr. Rich the right to purchase 2,375 fully paid and nonassessable shares of the Company's Common Stock at an exercise price of $3.05 per share
and which grant expires on March 11, 2008.   Subject to certain conditions
outlined in the Warrant, Mr. Rich has piggy-back registration rights with respect to these shares.

An issue of up to $200,000.00 in Debentures designated as its 5% Senior Subordinated Convertible Debentures with principal and interest due at the earlier of (a) 180 days from the date of issuance, or (b) five (5) days after effectiveness of a registration statement under which the Investor would have piggy-back rights. Investors shall have the option of converting the Notes into shares of the Company's common stock at a fixed price of $2.00 per share. In addition, the Investors shall receive a warrant to purchase one (1) share of the Company's common stock for every one (1) share issuable upon conversion at an exercise price of $3.50 per share. The warrants shall have a term of three (3) years and a cash-only exercise provision. Subject to certain conditions, the shares issuable upon conversion and warrants shall have piggy-back registration rights.